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                                                                    EXHIBIT 23.2

                          [MOORE STEPHENS LETTERHEAD]

                                                        Date: 20th May 1998



Flextronics International Limited,
2090 Fortune Drive,
San Jose,
CA 95131,
USA.

As independent public accountants, we hereby consent the use of our reports (and all references to our Firm) included in or made a part of this registration statement.





                                        /s/ MOORE STEPHENS
                                        ----------------------------------------
                                        Moore Stephens